UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                              May 26, 2005

UNOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8483	95-3825062
(Commission File Number)	(I.R.S. Employer Identification No.)

2141 Rosecrans Avenue, Suite 4000, El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 726-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.

Unocal Corporation (the “Company”) is filing this Current Report on Form 8-K (this “Report”) to provide supplemental financial disclosure relating to the sale of its formerly consolidated subsidiary, 76 Seadrift Coke, LLC (“Seadrift”), in April 2005, and the resulting accounting classification of Seadrift as a discontinued operation. This classification was reflected in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005.

Seadrift was sold on April 29, 2005 for $25 million in cash plus net working capital. As a result of the sale, the Company expects to record an after-tax gain of approximately $11 million in the second quarter of 2005. In 2004, Seadrift generated revenues of $82 million and an after-tax loss of $1 million. For that period, the Company’s consolidated revenues were $8.1 billion, and its consolidated net earnings were $1.2 billion. In 2003, Seadrift generated revenues of $11 million and an after-tax loss of $1 million. For that period, the Company’s consolidated revenues were $6.5 billion and its consolidated net earnings were $643 million. At December 31, 2004, Seadrift had current assets of $24 million, net properties of $4 million and current liabilities of $5 million. As of that same date, the Company’s consolidated current assets were $2.9 billion, its consolidated net properties were $8.8 billion and its consolidated current liabilities were $2.6 billion. At December 31, 2003, Seadrift had current assets of $13 million, net properties of $3 million and current liabilities of $3 million. As of that date, the Company’s consolidated current assets were $2.0 billion, its consolidated net properties were $8.3 billion and its consolidated current liabilities were $2.1 billion.

Exhibit 99.1 updates the information presented in the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”), solely to reflect the accounting classification of Seadrift as a discontinued operation:

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

Other than in connection with the accounting classification change relating to Seadrift, Exhibit 99.1, which is incorporated herein by reference, does not contain other changes or updates to the information presented in the 2004 Form 10-K and consequently is not a general update of the disclosures contained in Exhibit 99.1 or elsewhere in the 2004 Form 10-K or in other public filings.

FORWARD-LOOKING STATEMENTS

This cautionary note is provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are included in this Report, including in the exhibits hereto. Statements other than historical facts are forward-looking and may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “forecasts,” “could,” “will” and words of similar meaning. Examples of these types of statements may include those regarding:

•	estimates of oil and gas reserves recoverable in future years and related future net cash flows,
•	assessments of hydrocarbon formations and potential resources,
•	exploration, development and other plans for future operations,
•	production rates, timing and costs and sales volumes and prices,
•	revenues, earnings, cash flows, liabilities, capital expenditures and other financial measures,
•	anticipated liquidity,
•	the amount and timing of environmental and other contingent liabilities, and
•	other statements regarding future events, conditions or outcomes.

These statements are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks and uncertainties include, for example:

•	whether the pending merger with Chevron will be completed and the effects on us in the event that it is not completed,
•	volatility in commodity prices,
•	our ability to find or acquire commercially productive reservoirs and to develop and produce deepwater and other projects in a timely and cost-effective manner,
•	the accuracy of our estimates and judgments regarding hydrocarbon resources and formations and reservoir performance,
•	operational risks inherent in the exploration, development and production of oil and gas,
•	the impact of environmental laws, permitting and licensing requirements and other regulations,
•	international and domestic political and economic factors, and
•	other factors discussed in our Risk Factors section in Part II, Item 7 of our 2004 Annual Report on Form 10-K.

Copies of our SEC filings are available by calling us at (800) 252-2233 or from the SEC by calling (800) SEC-0330. The reports are also available on our web site, www.unocal.com. We undertake no obligation to update the forward-looking statements in this Report, including the exhibits hereto, to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Supplemental Items 6, 7 and 8 from the Unocal Corporation Annual Report on Form 10-K for the year ended December 31, 2004, to reflect the accounting classification of Seadrift as a discontinued operation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNOCAL CORPORATION
(Registrant)

Date: May 26, 2005	By:	/s/ John A. Briffett
John A. Briffett Vice President and Comptroller